UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2013

Integrated Drilling Equipment Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54417 (Commission File Number)	27-5079295 (IRS Employer Identification No.)

25311 I-45 Woodpark Business Center, Bldg. 6 Spring, TX (Address of principal executive offices)	77380 (Zip Code)

Registrant’s telephone number, including area code: (281) 465-9393

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2012, Integrated Drilling Equipment Holdings Corp., a Delaware corporation (the “Company”), Integrated Drilling Equipment, LLC and Integrated Drilling Equipment Company Holdings, LLC (collectively with the Company, the “Borrowers”) entered into a term loan and security agreement with Elm Park Credit Opportunities Fund, L.P. and Elm Park Credit Opportunities Fund (Canada), L.P., as lenders, and Elm Park Capital Management, LLC, as administrative agent (the “Term Loan Agreement”). The Term Loan Agreement provided for a $20.0 million four year senior secured second-lien term loan facility (as amended, the “Term Facility”).

On December 14, 2012, the Borrowers also entered into an amended and restated revolving credit and security agreement with PNC Bank, National Association, as administrative agent and the initial lender (the “Revolving Credit Agreement”). The Revolving Credit Agreement provides for a $20 million committed asset-based revolving credit facility, with a sublimit for letters of credit (as amended, the “Revolving Facility”).

On October 17, 2013, the Borrowers entered into the Second Amendment to the Term Facility and the Second Amendment to the Revolving Facility to, among other things, (1) amend the maturity date of the Term Facility from December 14, 2016 to September 30, 2014 and the maturity date of the Revolving Facility from June 30, 2016 to March 31, 2014, (2) delete (a) the net worth financial covenant, (b) the fixed charge coverage ratio and (c) the total leverage ratio and (3) amend (a) the minimum EBITDA financial covenant and (b) the capital expenditures financial covenant.

In connection with the amendments described above, the Borrowers are required to (1) implement and comply with a cost reduction plan and (2) obtain (a) purchase orders or contracts with a value of not less than $28.0 million for the design, manufacture or servicing by the Borrowers of one or more drilling rigs by October 31, 2013 or (b) at least $1.0 million in proceeds from the issuance of preferred stock of the Company by November 14, 2013. An event of default will occur under both the Term Facility and Revolving Facility if the Company is unable to satisfy one of these requirements. As of October 23, 2013, the Company has implemented and is in compliance with the cost reduction plan and has obtained purchase orders or contracts valued at $15.0 million that count towards the $28.0 million requirement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Second Amendment to Term Loan and Security Agreement between Integrated Drilling Equipment Holdings Corp., Integrated Drilling Equipment, LLC, and Integrated Drilling Equipment Company Holdings, LLC, and Elm Park Capital Management, LLC. as agent for the lenders, dated October 17, 2013.
10.2	Second Amendment to Amended and Restated Revolving Credit and Security Agreement between Integrated Drilling Equipment Holdings Corp. (formerly Empeiria Acquisition Corp.), Integrated Drilling Equipment, LLC and Integrated Drilling Equipment Holdings, LLC. and PNC Bank, National Association as agent for the lenders, dated October 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2013	Integrated Drilling Equipment Holdings Corp.

	By:	/s/ N. Michael Dion
Name: N. Michael Dion
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Second Amendment to Term Loan and Security Agreement between Integrated Drilling Equipment Holdings Corp., Integrated Drilling Equipment, LLC, and Integrated Drilling Equipment Company Holdings, LLC, and Elm Park Capital Management, LLC. as agent for the lenders, dated October 17, 2013.
10.2	Second Amendment to Amended and Restated Revolving Credit and Security Agreement between Integrated Drilling Equipment Holdings Corp. (formerly Empeiria Acquisition Corp.), Integrated Drilling Equipment, LLC and Integrated Drilling Equipment Holdings, LLC. and PNC Bank, National Association as agent for the lenders, dated October 17, 2013.